Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-291648) and Form S-8 (Nos. 333-256675 and 333-265313) of Boqii Holding Limited of our report dated July 18, 2025, except for Note 17, 18, 22 and 25, as to which the date is March 19, 2026, relating to the consolidated financial statements of Boqii Holding Limited (the “Company”) which is included in this Form 20-F for the year ended March 31, 2025.

/s/ Assenture PAC

Singapore
March 19, 2026